Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FIRST QUARTER 2015

OPERATING EPS OF $0.72

•	First quarter operating income of $0.72 per diluted share
•	Strong sales growth in all business segments
•	Annuity assets under management increased 8% compared to 12 months earlier
•	Book value per share excluding the fair value adjustment for investments of $26.13, up 8% compared to a year ago

SPRINGFIELD, Ill., April 22, 2015 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three months ended March 31, 2015:

Horace Mann Financial Highlights
	Three months ended March 31,
($ in millions, except per share amounts)	2015	2014	Change
Total revenues	$270.1	$261.2	3.4%
Net income	34.3	28.4	20.8%
Net income per diluted share	0.81	0.67	20.9%
Operating income*	30.3	27.3	11.0%
Operating income per diluted share*	0.72	0.65	10.8%
Book value per share	34.28	29.47	16.3%
Book value per share excluding the fair value adjustment for investments*	26.13	24.27	7.7%
Property and Casualty segment net income	17.6	14.0	25.7%
Property and Casualty combined ratio	90.4%	93.7%	-3.3 pts
Property and Casualty underlying combined ratio*	86.0%	92.1%	-6.1 pts
Annuity segment net income	$ 12.5	$ 12.3	1.6%
Life segment net income	3.4	3.9	-12.8%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Led by improvement in property and casualty segment earnings, Horace Mann produced a strong start to 2015. First quarter operating income was $0.72 per diluted share, reflecting solid performance across all three segments of our multiline insurance platform. Sales momentum continued in the first quarter, with growth in all three of our segments,” said Horace Mann’s President and CEO Marita Zuraitis. “The first quarter property and casualty combined ratio was 90.4%, reflecting continued improvement in underlying results for both auto and property, partially offset by an increase in catastrophe losses. Net income in the annuity segment was slightly higher than the prior year, despite the pressures of the interest rate environment. For the life segment, net income decreased primarily due to a higher level of mortality losses. Annuity sales continued to be strong, up nearly 30% for the quarter, led by sales of the fixed indexed annuity product. Sales of our life products with recurring premiums increased 14% for the quarter. And, auto sales increased 7% for the quarter.”

Property and Casualty Segment

For the first quarter of 2015, property and casualty net income of $17.6 million increased 26%, or $3.6 million, compared to the prior year. The current quarter total property and casualty combined ratio of 90.4% improved 3.3 points compared to a year ago, including a lower underlying loss ratio due to improvements in both frequency and severity. Catastrophe losses were higher than the prior year; favorable prior years’ reserve development was equal to the prior year amount. On an underlying basis, the first quarter auto combined ratio of 96.1% improved 4.2 points compared to a year earlier. For property, the underlying combined ratio was 66.3% for the current quarter, 10.3 points lower than the first quarter of 2014.

Compared to the first quarter of 2014, the property and casualty expense ratio decreased 2.2 points, primarily due to a reduction in incentive compensation accruals. The majority of the cost reduction benefitted the property and casualty segment, increasing that segment’s net income by approximately $2 million and decreasing the combined ratio by approximately 2 percentage points.

Total property and casualty written premiums of $140.5 million increased 2% compared to the three months ended March 31, 2014. The growth was driven by increases in average premium per policy for both auto and property accompanied by reductions in catastrophe reinsurance costs.

Total property and casualty sales increased 6% compared to the first quarter of 2014. Auto sales increased 7% compared to the prior year period, while property sales were equal to the prior year. Policy retention continues to be strong with auto and property policy retention rates for the current period at 85% and 88%, respectively.

Annuity Segment

Annuity segment net income increased $0.2 million to $12.5 million for the current quarter, compared to the first quarter of 2014. In both the current year and prior year quarters, the impact of unlocking deferred policy acquisition costs was immaterial.

The first quarter annualized net interest spread of 194 basis points on fixed annuity assets reflected continued solid investment portfolio performance and disciplined crediting rate management. Compared to the first quarter of 2014, the net interest margin decreased 3%. Total annuity assets under management of $5.8 billion increased 8% compared to March 31, 2014, and total cash value persistency remained strong at approximately 94%.

For the three months ended March 31, 2015, annuity deposits of $142.0 million increased 42%, or $41.7 million, including an increase of $22.0 million attributable to changes in the company’s employee retirement savings plans. Excluding that item, the remaining $19.7 million increase, or 20%, was primarily due to growth in the amount of single premium and rollover deposits received in the current period, with recurring deposit receipts also exceeding the prior year amount.

In the first quarter, Horace Mann’s total annuity sales increased 29%, led by sales of the company’s fixed indexed annuity product. Annuity sales by the company’s agency force increased 35% compared to the three months ended March 31, 2014, while annuity sales from the independent agent distribution channel, which currently produces about 10% of total annuity sales, decreased 3% compared to the same period.

Life Segment

Life segment net income of $3.4 million for the three months decreased $0.5 million compared to the same period in 2014, primarily attributable to a modest increase in mortality losses in the current year and a slight decrease in investment income, compared to the prior year period.

For the first quarter of 2015, life segment insurance premiums and contract deposits of $23.2 million increased 2% compared to the same period in 2014. Life persistency of 96% was comparable to 12 months earlier. For the current quarter, life sales of $1.9 million increased 12%, or $0.2 million, compared to the first three months of 2014.

Investment Results

Total net investment income was comparable to the three months ended March 31, 2014, reflecting higher asset balances in the annuity segment, as well as continued strong performance in the fixed maturity and alternative investment portfolios despite the interest rate environment. Pretax net realized investment gains were $6.1 million in the current quarter.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities were $591.7 million at March 31, 2015, compared to $528.6 million of net unrealized gains at December 31, 2014. Net unrealized gains were $376.2 million at March 31, 2014.

Capital Management

During the first quarter of 2015, the company repurchased 23,500 shares of its common stock at an aggregate cost of $0.7 million, or an average price per share of $30.44, under its $50 million share repurchase program.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s first quarter financial results with investors and analysts on April 23, 2015 at 10:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann -- the largest national multiline insurance company focusing on educators' financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2014 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended
	March 31,
	2015	2014	% Change
EARNINGS SUMMARY

Net income	$34.3	$28.4	20.8%
Net realized investment gains, after tax	4.0	1.1	N.M.
Operating income (A)	30.3	27.3	11.0%

Per diluted share:
Net income	$0.81	$0.67	20.9%
Net realized investment gains, after tax	$0.09	$0.02	-
Operating income (A)	$0.72	$0.65	10.8%

Weighted average number of shares
and equivalent shares (in millions) - Diluted	42.3	42.3	-

RETURN ON EQUITY

Net income return on equity (B)	8.4%	9.8%	N.M.
Operating income return on equity excluding the fair value
adjustment for investments (A) (C)	9.8%	10.8%	N.M.

FINANCIAL POSITION

Per share (D):
Book value	$34.28	$29.47	16.3%
Effect of the fair value adjustment for investments (E)	$8.15	$5.20	56.7%
Book value excluding the fair value adjustment for investments (A)	$26.13	$24.27	7.7%

Dividends paid	$0.25	$0.23	8.7%

Ending number of shares outstanding (in millions) (D)	41.1	40.6	1.2%

Total assets	$10,074.4	$9,083.5	10.9%
Short-term debt	38.0	38.0	-
Long-term debt, current and noncurrent	200.0	199.9	0.1%
Total shareholders' equity	1,409.8	1,197.8	17.7%

ADDITIONAL INFORMATION

Total Horace Mann Exclusive Agencies (F) & Employee Agents (G)	729	722	1.0%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 41,122,248 at March 31, 2015 and 40,647,979 at March 31, 2014.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2015	2014	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$179.7	$175.4	2.5%
Net investment income	83.3	83.0	0.4%
Net realized investment gains	6.1	1.7	N.M.
Other income	1.0	1.1	-9.1%

Total revenues	270.1	261.2	3.4%

Benefits, claims and settlement expenses	114.0	112.0	1.8%
Interest credited	44.5	43.1	3.2%
Policy acquisition expenses amortized	23.7	23.0	3.0%
Operating expenses	35.9	39.9	-10.0%
Interest expense	3.6	3.5	2.9%

Total benefits, losses and expenses	221.7	221.5	0.1%

Income before income taxes	48.4	39.7	21.9%
Income tax expense	14.1	11.3	24.8%

Net income	$34.3	$28.4	20.8%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$140.5	$137.2	2.4%

Annuity deposits	142.0	100.3	41.6%

Life	23.2	22.8	1.8%

Total	$305.7	$260.3	17.4%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$17.6	$14.0	25.7%

Annuity	12.5	12.3	1.6%

Life	3.4	3.9	-12.8%

Corporate and other (A)	0.8	(1.8)	N.M.

Net income	$34.3	$28.4	20.8%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2015	2014	% Change
PROPERTY & CASUALTY

Premiums written	$140.5	$137.2	2.4%
Premiums earned	146.7	143.9	1.9%
Net investment income	9.4	9.3	1.1%
Other income	0.2	0.2	-
Losses and loss adjustment expenses (LAE)	95.2	95.0	0.2%
Operating expenses (includes policy
acquisition expenses amortized)	37.4	39.8	-6.0%
Income before tax	23.7	18.6	27.4%
Net income	17.6	14.0	25.7%

Net investment income, after tax	7.9	7.8	1.3%

Catastrophe costs (A)
After tax	6.8	4.1	65.9%
Before tax	10.5	6.3	66.7%

Prior years' reserves favorable (adverse)
development, before tax
Automobile	2.2	4.0	-45.0%
Property	1.8	-	N.M.

Total	4.0	4.0	-

Operating statistics:
Loss and loss adjustment expense ratio	64.9%	66.0%	N.M.
Expense ratio	25.5%	27.7%	N.M.
Combined ratio	90.4%	93.7%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	7.1%	4.4%	N.M.
Prior years' reserve development	-2.7%	-2.8%	N.M.

Combined ratio excluding the effects of catastrophe
costs and prior years' reserve development
("underlying combined ratio") (B)	86.0%	92.1%	N.M.

Policies in force (voluntary) (in thousands)	708	714	-0.8%
Automobile	480	480	-
Property	228	234	-2.6%

Policy renewal rate (voluntary) - 12 months
Automobile	84.9%	84.6%	N.M.
Property	87.7%	88.9%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.
(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP"). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2015	2014	% Change
ANNUITY

Contract deposits	$142.0	$100.3	41.6%
Variable	47.1	32.5	44.9%
Fixed	94.9	67.8	40.0%
Contract charges earned	6.2	5.9	5.1%
Net investment income	56.4	55.8	1.1%
Interest credited	33.5	32.3	3.7%
Net interest margin (without realized investment gains/losses)	22.9	23.5	-2.6%
Other income	0.6	0.6	-
Mortality loss and other reserve changes	(0.3)	(0.4)	-25.0%
Operating expenses (includes policy
acquisition expenses amortized)	11.1	11.8	-5.9%
Income before tax	18.3	17.8	2.8%
Net income	12.5	12.3	1.6%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$0.1	$(0.1)	N.M.
Guaranteed minimum death benefit reserve	-	-	-

Annuity contracts in force (in thousands)	204	196	4.1%
Accumulated account value on deposit / Assets under management	$5,829.1	$5,412.1	7.7%
Variable	1,865.2	1,745.0	6.9%
Fixed	3,963.9	3,667.1	8.1%
Annuity accumulated value retention - 12 months
Variable accumulations	93.9%	94.1%	N.M.
Fixed accumulations	94.5%	95.1%	N.M.

LIFE

Premiums and contract deposits	$23.2	$22.8	1.8%
Premiums and contract charges earned	26.8	25.6	4.7%
Net investment income	17.7	18.1	-2.2%
Other income	0.2	0.3	-33.3%
Death benefits/mortality cost/change in reserves	18.5	16.6	11.4%
Interest credited	11.0	10.8	1.9%
Operating expenses (includes policy
acquisition expenses amortized)	9.9	10.6	-6.6%
Income before tax	5.3	6.0	-11.7%
Net income	3.4	3.9	-12.8%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$0.1	$-	N.M.

Life policies in force (in thousands)	201	200	0.5%
Life insurance in force	$15,983	$15,241	4.9%
Lapse ratio - 12 months
(Ordinary life insurance)	4.0%	4.2%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$6.1	$1.7	N.M.
Interest expense	(3.6)	(3.5)	2.9%
Other operating expenses, net investment income
and other income	(1.4)	(0.9)	55.6%
Income (loss) before tax	1.1	(2.7)	N.M.
Net income (loss)	0.8	(1.8)	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2015	2014	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized
cost 2015, $5,688.1; 2014, $5,260.1)	$6,221.1	$5,599.1	11.1%
Equity securities, at fair value
(cost 2015, $37.5; 2014, $35.5)	35.5	33.5	6.0%
Short-term investments	140.6	22.7	N.M.
Policy loans	145.6	140.7	3.5%
Other investments	82.7	61.6	34.3%
Total Annuity and Life investments	6,625.5	5,857.6	13.1%

Property & Casualty
Fixed maturities, at fair value (amortized
cost 2015, $791.2; 2014, $770.9)	844.7	799.3	5.7%
Equity securities, at fair value
(cost 2015, $62.4; 2014, $49.9)	69.6	60.7	14.7%
Short-term investments	2.0	16.6	-88.0%
Other investments	41.0	30.9	32.7%
Total Property & Casualty investments	957.3	907.5	5.5%

Corporate investments	38.4	36.2	6.1%

Total investments	7,621.2	6,801.3	12.1%

Net investment income
Before tax	$83.3	$83.0	0.4%
After tax	55.9	55.7	0.4%

Net realized investment gains
Before tax	$6.1	$1.7	N.M.
After tax	4.0	1.1	N.M.
Per share, diluted	$0.09	$0.02	N.M.

N.M. - Not meaningful.

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